SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2001

ILLINI CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-13343	37-1135429
(State or other jurisdiction of incorporation)	(Commission file Numbers)	(IRS Employer Identification No.)

3200 West Iles Avenue, Springfield, Illinois 62707
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 787-5111

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On April 27, 2001, the Board of Directors of Illini Corporation amended Section 2.1 Annual Meeting. The purpose of the amendment was to provide the Board with more flexibility in scheduling its annual meeting of shareholders and to reduce expenses.  Prior to the amendment, the annual meeting was fixed on the third Thursday of May. The amendment deletes the first sentence of the Amended and Restated Bylaws of Illini Corporation and substitutes the following in lieu thereof:

“A meeting of shareholders shall be held at least annually. The date of the annual meeting of shareholders to be held in the year 2001 shall be set by resolution of the Board of Directors prior to May 1, 2001. Effective for the year 2002, and all succeeding years, the date of annual meeting of shareholders shall be set by resolution of the Board of Directors no later than the last day of the calendar year preceding the meeting.”

Following the change, the Board of Directors adopted a resolution setting the date of annual meeting for the year 2001 at 10:00 A.M., Thursday, September 20, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (c)        Exhibits            (None)

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION

Dated:	May 8, 2001	By:	/s/ Burnard K. McHone
President